EXHIBIT 3.2





                             CERTIFICATE OF AMENDMENT

                                         OF

                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION

                                         OF

                       PEPSI-COLA PUERTO RICO BOTTLING COMPANY

                              (A DELAWARE CORPORATION)

                                ________________________

                            UNDER SECTION 242 OF THE GENERAL
                        CORPORATION LAW OF THE STATE OF DELAWARE

                                ________________________

          Pepsi-Cola  Puerto Rico Bottling Company, a corporation organized and existing under the  laws  of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:



          FIRST:  Article NINTH  of  the Corporation's Amended and Restated

Certificate of Incorporation shall be  amended  by adding a new paragraph 7 thereto, which shall read as follows:

     "7. In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Company, without any action on the part of the shareholders of the Company, but the shareholders may make additional By-Laws and may alter, amend or repeal any By-Law whether adopted by them or otherwise."


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          SECOND:  That said amendment was duly adopted in accordance  with

Section 242 of the General Corporation Law of the State of Delaware.


          IN  WITNESS  WHEREOF, Pepsi-Cola Puerto Rico Bottling Company has

caused its corporate seal  to  be  hereunto affixed and this Certificate of

Amendment to be executed and acknowledged  by its President and attested to by its Secretary, as of this 2nd day of February, 1996.



                         PEPSI-COLA PUERTO RICO BOTTLING COMPANY

(SEAL)

                         By:    /S/ C. LEON TIMOTHY
                              ----------------------------------
                              C. Leon Timothy
                              Senior Vice President


Attest:

     /S/ LAWRENCE ODELL
---------------------------------
Lawrence Odell
Secretary


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